UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2026, the Board of Directors of Gevo, Inc., a Delaware corporation (the “Company”) appointed Greg Hanselman as the Company’s Chief Operating Officer, effective immediately.

Mr. Hanselman, age 60, has served as the Company’s Executive Vice President, Operations and Engineering since January 2026. Prior to joining the Company, Mr. Hanselman served as Owner and Principal for 5C Solutions, a private consulting business from May 2024 through January 2026. From March 2022 through April 2024, Mr. Hanselman served as Vice President of Global Engineering for Ingredion Incorporated (“Ingredion”), a publicly traded global ingredient solutions provider. From February 2020 through March 2022, Mr. Hanselman served as Vice President of Operations at Ingredion. Prior to that, Mr. Hanselman served in a series of operational leadership roles of increasing responsibility at Tate & Lyle Plc, a publicly traded supplier of food and beverage products, between 2008 and 2020. Mr. Hanselman holds a bachelor of science degree in chemical engineering from Iowa State University.

There are no arrangements or understandings between Mr. Hanselman and any other persons pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. Hanselman and any of the Company’s directors or executive officers. Mr. Hanselman is not party to any related party transaction with the Company required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Hanselman’s appointment as Chief Operating Officer, he will receive an initial annual base salary of $380,000, subject to annual review by the Company, and he will be eligible to receive an annual cash incentive award equal to 65% of his base salary. Mr. Hanselman will also be eligible to receive equity grants under the Company’s equity incentive plan, expected to be 215% of his annual base salary, which would vest on standard terms as specified in the Company’s form award agreements. Mr. Hanselman will also participate in the benefit programs generally provided to other employees of the Company.

In addition, Mr. Hanselman will participate in the Gevo, Inc. Change in Control Severance Plan (“CIC Plan”), with 6-month severance benefits as set forth in the CIC Plan and related documents. The description of the CIC Plan does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the CIC Plan, a copy of which is filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2026, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 26, 2026, the Company issued a press release announcing, among other things, the appointment of Mr. Hanselman as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Gevo, Inc., dated August 26, 2026
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: August 26, 2026	By:	/s/ E. Cabell Massey
E. Cabell Massey
Vice President, Deputy General Counsel and Corporate Secretary